Exhibit 99.1

Press Release via PR Newswire	March 18, 2015

LIXTE COMPLETES PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED STOCK

East Setauket, New York (March 18, 2015) - Lixte Biotechnology Holdings, Inc. (OTCQB: LIXT) announced today that one of its major shareholders has purchased $1,750,000 of Convertible Preferred stock. If fully converted, these shares would convert to 2,187,500 common shares at a per share price of $0.80.

Lixte’s CEO, John S. Kovach, M.D., said, “Although Lixte has several compounds under pre-clinical development, our priority has been to demonstrate that our lead novel serine/threonine phosphatase inhibitor, LB-100, can be administered safely at doses expected on the basis of pre-clinical studies to potentiate cytotoxic anti-cancer drugs and x-ray therapy against human cancers as has been shown in several animal models. Our current Phase I trial has two parts. In Part 1, we are determining the maximum tolerable dose (MTD) of LB-100 administered alone; in Part 2, we are determining the MTD of LB-100 combined with the widely used anti-cancer drug, docetaxel, as the basis for designing studies of LB-100 plus docetaxel in Phase II trials in solid tumors.”

Dr. Kovach continued, “The recent pre-clinical reports that LB-100, by virtue of its anti-protein phosphatase 2A activity, may also be active as a single agent against imatinib-resistant chronic myelogenous leukemia (Lai et al. Blood 124 Abst #899, 2014) and del5q myelodysplastic disease (Sallman et al. Front. Oncol. 4, 264-271, 2014), have stimulated additional interest in the results of Part 1 of our trial, the determination of the MTD of LB-100 alone, as the basis for Phase II trials of LB-100 as a single agent and/or in combination with standard treatments for the treatment of these hematologic cancers.”

Dr. Kovach concluded, “This sale of convertible preferred stock should provide us with sufficient working capital to fund our total expenses through completion of both portions of our ongoing Phase I trial.”

About Lixte Biotechnology Holdings, Inc.

Lixte is a drug discovery and development company that identifies enzyme targets associated with serious common diseases and then designs novel compounds to attack those targets. Lixte’s product pipeline encompasses two major categories of compounds at various stages of pre-clinical and clinical development which the company believes have broad therapeutic potential not only for cancer but for other debilitating and life-threatening diseases. Lixte’s unique phosphatase inhibitor, LB-100, is in a Phase I cancer trial (see ClinicalTrials.gov: Identifier NCTO1837667).

Exhibit 99.1 - Page 1

Forward-Looking Statements

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology. The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash, research results, competition from other similar businesses, and market and general economic factors. This discussion should be read in conjunction with the condensed consolidated financial statements and notes thereto in the Annual Report on Form 10 Q for September 30, 2014.

For additional information, please see: www.lixte.com.

Investor Relations Contact:

Jeffrey Ramson, PCG Advisory Group

646-863-6893

jramson@pcgadvisory.com

Corporate Contact:

Eric J. Forman, Esq.

646-894-3135

eforman@lixte.com

Exhibit 99.1 - Page 2